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                                                                    EXHIBIT 10.8



                           STOCK OWNERSHIP AGREEMENT


                 STOCK OWNERSHIP AGREEMENT ("Agreement") made this 8th day of April, 1997, between Bindview Development Corporation, a Texas corporation (the "Company"), and Nadeem Ghias ("Employee") and his spouse.

                 WHEREAS, Employee is the owner 19,500 shares of the issued and outstanding stock of the Company; and

         WHEREAS, the Company and Employee have agreed to impose certain restrictions and obligations on the shares of stock of the Company owned by Employee;

                 NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.0      ARTICLE I:  DEFINITIONS

         I.I     Definitions.

                 (a) "Adverse Tax Effect" shall mean any change in ownership such that the Company would not qualify or would no longer qualify to make or maintain an election to be taxed as a partnership pursuant to subchapter S of the Internal Revenue Code of 1986, as amended.

                 (b) "Board of Directors" or "Board" shall mean the Board of Directors of Company.

                 (c) "Disability" means the inability of Employee through physical or mental illness or other cause, to continue in the employment of the Company performing all of his normal duties for a consecutive period of three (3) months. If the Board of Directors makes a determination that Employee is disabled, it shall notify Employee of such determination. If Employee does not disagree with such determination within thirty (30) days after being so notified, Employee shall be deemed to be disabled for purposes hereof effective as of the date indicated in the notice from the Board of Directors. If Employee disagrees with such determination of disability, then within thirty
                          (30) days after receiving the notice from the Board of Directors, Employee shall notify the Board of Directors of such disagreement and each the Board of Directors and Employee shall promptly appoint a physician. The Company shall pay the cost of the physician selected by the Board of Directors and Employee shall pay the cost of the physician selected by Employee. Such two physicians shall proceed to promptly examine Employee and make a joint determination of whether Employee is disabled as defined herein. If such two appointed physicians cannot agree on such determination within thirty (30) days after the date Employee's notice of disagreement is given to the Board of Directors, then such two physicians shall promptly appoint a third physician who shall make the determination of whether Employee is disabled as defined herein. The cost of such third physician shall be paid one-half by the Company and one-half by Employee. The decision of the two physicians or the decision of the third physician, as the case may be, shall be final and binding on all parties.





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                 (d)      "Disposition" shall mean any inter vivos transfer,
                          pledge, mortgage or other encumbrance, or any other disposition of Stock whatsoever, whether voluntary or involuntary. A Disposition shall be deemed to be involuntary if it involves any transaction, proceeding, or action by or in which the Employee or holder shall be involuntarily deprived or divested of any right, title, or interest in or to any shares of Stock (including, without limitation, any seizure under levy of attachment or execution, transfer in connection with bankruptcy or other court proceeding to a trustee in bankruptcy or receiver or other officer or agency or any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property).

                 (e) "Fair Market Value" as of any date and in respect to any shares of Stock means the fair market value of shares of Stock determined pursuant to the following valuation formula. The value of the entire Company as of any date shall be an amount equal to 1.56 times the net sales of Company for the twelve month period ending as of the last day of the calendar month immediately preceding the calendar month in which the valuation date occurs. The Fair Market Value of a share of Stock as of such date shall be equal to the quotient obtained by dividing the value of the entire Company so determined by the sum of the total number of outstanding shares of common stock of the Company and the total number of outstanding Units awarded pursuant to the Company's Phantom Stock Plan and any other phantom stock plan maintained by Company as of such date.

                 (f) "Repurchase Value" as of any date and in respect to any shares of Stock means 1.5 times the Fair Market Value per share calculated pursuant to subparagraph
                          (e) hereof.

                 (g) "Stock" shall mean all issued and outstanding shares of stock of the Company, together with all shares of stock of the Company of any class or series which may hereafter be issued. Moreover, all references herein to Stock owned by Employee includes the community interest, if any, of the spouse of Employee in such Stock.

                 (h) "Termination Date" means the date of Employee's severance from employment with the Company by death, disability, resignation, discharge or otherwise.

                 (i) "Triggering Events" shall mean any of the events described in Paragraph 2.1 of this Agreement.

2.0 ARTICLE II: Purchase Option. Without first receiving the express written consent of the Company, Employee shall not make any Disposition of any Stock (i) which would have an Adverse Tax Effect and (ii) without first complying with the provisions of this Agreement.

         2.1 Triggering Events. Upon the occurrence of any of the events described in paragraphs 2.1(a), (b), (d), (e) or (f) below, the Employee or Employee's estate or personal representative shall immediately notify the Company of the occurrence of such Triggering Event. Upon receipt of such notice, the Company shall have the option, exercisable within sixty (60) days after receipt of such notice, to purchase from Employee all (but not less than all) of the Stock owned by Employee. Upon the occurrence of the termination of employment of Employee the Company shall have the option, exercisable within sixty
                 (60) days after the date of termination of employment, to purchase from Employee all (but not less than all) of the Stock owned by Employee. In the event the Company shall elect not to purchase all of the Employee's Stock within the sixty
                 (60) day exercise





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                 period, then the option to purchase such Stock shall lapse and such Stock shall be retained by Employee or the personal representative of Employee, as the case may be, or transferred in accordance with the terms of Section 2.1(e) or (f), whichever is applicable. Any Stock retained by Employee, Employee's estate or the personal representative of Employee after a failure of the Company to exercise its option hereunder shall remain subject to the terms hereof, such that, for example (without limitation), Stock not purchased by the Company pursuant to Paragraph 2.1(a) shall remain subject to the provisions of Paragraphs 2.1(e) and (f). Any option granted to Company hereby shall be exercisable by notice from Company in writing of its desire to exercise such option being delivered, or mailed, properly addressed, to Employee or the personal representative of Employee, as the case may be. The date of exercise shall be the date the notice of exercise is personally delivered or the date it is placed in the U.S.
                 mail, as the case may be. The purchase of the Stock shall be deemed to have occurred on the date of exercise and the Stock shall be transferred on the Company's stock ledger as of such date.

                 (a) Death of Employee. If the Company exercises its option upon the death of Employee, the purchase price shall be the Repurchase Value per share (as described in paragraph 1.1 (f) of this Agreement) as of the date of death and shall be paid by the Company to personal representative of Employee's estate, in equal annual installments over a five-year period, with the first such annual installment being due six months following the date of Employee's death and an additional annual installment being due on each annual anniversary date of such first installment until all five annual installment payments have been made. The amount due shall bear interest from the date of death until paid with accrued interest being due with each installment payment of principal. Subject to the minimum and maximum interest rates hereinafter set forth, the interest shall initially be computed at a rate equal to the national prime rate as published in the Wall Street Journal on the date of death (or the next business day if the date of death is not a business day). Such rate of interest shall be applicable for one year after the date of death. The rate of interest shall be adjusted on the date exactly one year after the date of death and on each annual anniversary date thereafter to the national prime rate as published in the Wall Street Journal on such date (or the next business day if such date is not a business day). Each time the interest rate is adjusted, it shall be applicable for the one year period following the date of adjustment. Notwithstanding the preceding language of this paragraph 2.1(a), in no event shall the interest rate ever be less than seven percent (7%) per annum or more than thirteen percent (13%) per annum. The Company may prepay the amount due at any time without premium or penalty.

                 (b) Disability of Employee. If the Company exercises its option upon the disability of Employee, the purchase price shall be the Repurchase Value per share (as described in paragraph 1.1(f) of this Agreement) as of the date the employment with Company terminated and shall be paid by the Company to Employee in equal annual installments over a five-year period, with the first such annual installment being due six months following the date Employee's employment with Company terminates and an additional annual installment shall be due on each annual anniversary date of such first installment until all five annual installment payments have been made. The amount due shall bear interest from the date Employee's employment with Company terminates until paid with accrued interest being due with each installment payment of principal. Subject to the minimum and maximum interest rates hereinafter set forth, the interest shall initially be computed at a rate equal to the national prime rate as published in the Wall Street





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                          Journal on the date such disabled Employee's
                          employment with Company terminates (or the next business day if such date is not a business date). Such rate of interest shall be applicable for one year after the date Employee's employment with the Company terminates. The rate of interest shall be adjusted on the date exactly one year after the date such disabled Employee's employment with the Company terminates and on each annual anniversary date thereafter to the national prime rate as published in the Wall Street Journal on such date (or the next business day if such date is not a business day). Each time the interest rate is adjusted, it shall be applicable for the one year period following the date of adjustment. Notwithstanding the preceding language of this paragraph 2.1(b), in no event shall the interest rate ever be less than seven percent (7%) per annum or more than thirteen percent (13%) per annum. The Company may prepay the amount due at any time without premium or penalty. In the event Employee dies during the five-year pay-out period, any remaining unpaid installments shall be paid in accordance with Paragraph 2.1(a) hereof.

                 (c) Termination of Employment. In the event Employee's employment with the Company is terminated for any reason other than pursuant to Paragraph 2.1(a) or 2.1(b), if the Company exercises its option, the purchase price shall be the Repurchase Value per share (as described in paragraph 1.1(f) of this Agreement) as of the date of termination of employment and shall be paid by the Company to Employee in equal monthly installments over a twenty-four (24) month period with the first such monthly installment being due one month following the date of termination of employment and an additional monthly installment shall be due on the same date of each calendar month thereafter until all twenty-four
                          (24) monthly installment payments have been made.
                          The amount due to Employee shall bear interest from the date of termination of employment until paid with accrued interest being due with each installment of principal. Subject to the minimum and maximum interest rates hereinafter set forth, the interest shall initially be computed at a rate equal to the national prime rate as published in the Wall Street Journal on the date of termination of employment (or the next business day if such date is not a business day). Such rate of interest shall be applicable for one year after the date of termination of employment. The rate of interest shall be adjusted on the date exactly one year after the date of termination of employment to the national prime rate as published in the Wall Street Journal on such date (or the next business day if such date is not a business day). Each time the interest rate is adjusted, it shall be applicable for the one year period following the date of adjustment. Notwithstanding the preceding language of this paragraph 2.1(c), in no event shall the interest rate ever be less than seven percent (7%) per annum or more than thirteen percent (13%) per annum. The Company may prepay the amount due at any time without premium or penalty.

                 (d)      Divorce: Death of Spouse.

                          (i) The Spouse of Employee ("Spouse") hereby agrees that in the event of their divorce or of Spouse's death, Employee shall have the right and option to purchase all or any part of any interest in the Stock owned by Employee to which Spouse (or Spouse's estate) is entitled by virtue of any marital property laws or any decree of separation, divorce or property division. Such option period shall commence on the date of entry of a decree of divorce, in the event of a divorce, or upon the date of qualification of the personal representative of the Spouse, in the event of





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                                  Spouse's death, and shall extend for sixty
                                  (60) days.  The purchase price of such
                                  interest shall be the Repurchase Value per share (as described in paragraph 1.1(f) of this Agreement) to which such Spouse is entitled. In the event Employee shall fail to purchase all of the Spouse's interest as provided in this Paragraph 2.1(d), then Employee or the Spouse shall notify the Company of the same and the Company shall have the option for an additional sixty (60) days after the date it receives such notice to purchase such Spouse's interest not purchased by Employee at the purchase price stated hereinabove. Notwithstanding the preceding language, if Spouse shall die and the ownership interest of the deceased Spouse in the Stock of Employee is transferred to Employee by the terms of the Spouse's Will or by operation of law, or in the event of a divorce and Employee is awarded the entire ownership interest in all such Stock, then as to all such Stock in which the entire ownership interest is acquired by Employee, no option to purchase such Stock shall come into existence.

                          (ii) The option granted to Employee and the Company by the Spouse under this Agreement shall be considered as exercised when notice in writing thereof has been delivered or mailed, properly addressed, to the Spouse, or personal representative of the Spouse, as the case may be. The purchase of all of the interest of the Spouse in Stock with regard to which the option is exercised shall be deemed to have occurred when the option is exercised.

                          (iii) The purchase price stated in subparagraph (i) of this Paragraph 2.1(d) shall be paid, at the election of the purchaser either (i) in one lump sum payable within forty-five (45) days from the date the Spouse or the Spouse's representative is notified of the exercise of Employee's or the Company's option, as the case may be, or (ii) in twenty-four (24) equal monthly installments with the first such monthly installment being due one month following the date of exercise of the option and an additional monthly installment being due on the same date of each subsequent calendar month thereafter until all twenty-four (24) monthly installment payments have been made. The amount due hereunder shall bear interest from the date of the exercise of the option until paid with accrued interest being due with each installment of principal. Subject to the minimum and maximum interest rates hereinafter set forth, the interest shall initially be computed at a rate equal to the national prime rate as published in the Wall Street Journal on the date of exercise of option (or the next business day if such date is not a business day). Such rate of interest shall be applicable for one year after the date of exercise of the option.
                                  The rate of interest shall be adjusted on the date exactly one year after the date of exercise of the option to the national prime rate as published in the Wall Street Journal on such date (or the next-business day if such date is not a business day). Each time the interest rate is adjusted, it shall be applicable for the one year period following the date of adjustment. Notwithstanding the preceding language of this paragraph 2.l(d)(iii), in no event shall the interest rate ever be less than seven percent (7%) per annum or more than thirteen percent (13%) per annum. The purchaser may prepay the amount due at any time without premium or penalty.





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                 (e)      Voluntary Disposition.  In the event Employee (for
                          the purposes of this Paragraph such term includes Employee's estate or the heirs thereof holding Stock from Employee and his personal representative) receives a bona fide offer from a third party to purchase his shares of Stock and Employee desires to accept such Offer, Employee shall first make an offer (the "Offer") to sell such Stock to the Company by providing notice as provided above and including therein the number of shares involved, the names of any proposed purchasers and the purchase price and terms of such proposed purchase. If the Company exercises its option, the price per share to be paid upon the purchase of Stock and the other terms relating thereto shall be the price to be paid and terms offered by any proposed purchasers of the Stock; provided that any non-cash consideration offered by a proposed purchaser may be paid by the Company in cash in an amount equal to the fair value of such property as agreed by the Company and Employee. The Offer may be withdrawn prior to the exercise of the Company's option. If the Company does not purchase all the Stock subject to an Offer, Employee shall be permitted, at any time or times within, but not after, six months after the lapse of the option arising in connection with such Offer to sell the Stock which was the subject of such Offer; provided, however, that no such sale shall be made at a lower price or to any person other than specified in such Offer. If after the lapse of the six-month period such Stock has not been sold, Employee must make a new offer prior to selling such Stock.

                 (f) Involuntary Disposition. Prior to or upon any involuntary Disposition of Stock, Employee (for the purposes of this Paragraph such term includes Employee's estate or the heirs thereof holding Stock from Employee and his personal representative) shall send notice thereof as provided above disclosing in full to the Company the nature and details of such involuntary Disposition. If the Company exercises its option to purchase such Stock, the purchase price shall be the Repurchase Value per share (as described in paragraph 1.1(f) of this Agreement) as of the date of such notice and shall be paid by the Company to the holder of the Stock, if such involuntary Disposition has occurred, or Employee, if it has not, in equal annual installments over a five-year period, with the first such annual installment being due six months following the date of the purchase and an additional annual installment being due on each annual anniversary date of such first installment until all five annual installment payments have been made. The amount due shall bear interest from the date of purchase until paid with accrued interest being due with each installment payment of principal. Subject to the minimum and maximum interest rates hereinafter set forth, the interest shall initially be computed at a rate equal to the national prime rate as published in the Wall Street Journal on the date of purchase. Such rate of interest shall be applicable for one year after the date of purchase. The rate of interest shall be adjusted on the date exactly one year after the date of purchase and on each annual anniversary date thereafter to the national prime rate as published in the Wall Street Journal on such date (or the next business day if such date is not a business day). Each time the interest rate is adjusted, it shall be applicable for the one year period following the date of adjustment. Notwithstanding the preceding language of this paragraph 2.1(f), in no event shall the interest rate ever be less than seven percent (7%) per annum or more than thirteen percent (13%) per annum. The Company may prepay the amount due at any time without premium or penalty.





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3.0      ARTICLE V:  MISCELLANEOUS

         3.1 Governing Law. The validity, construction, interpretation and effect of this Agreement and all rights of any and all persons having or claiming to have any interest in this Agreement shall be governed by the laws of the State of Texas.

         3.2 Severability. All provisions herein are severable and in the event any one of them shall be held invalid by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid provision was not contained herein.

         3.3 Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

         3.4 Non-Waiver. Failure on the part of any party in any one or more instances to enforce any of its rights which arise in connection with this Agreement or to insist upon the strict performance of any of its terms, conditions, or covenants of this Agreement shall not be construed as a waiver or a relinquishment for the future of any such rights, terms, conditions, or covenants. No waiver of any condition of this Agreement shall be valid unless it is in writing.

         3.5 Agreement on File. The Company shall place this Agreement on file in the office of its principal place of business.

         3.6 Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth on the signature pages hereto. Each party may change his address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of the actual receipt; mailed notices shall be deemed communicated as of the date of mailing.

         3.7 Endorsement of Stock Certificates. All certificates of Stock of the Company now owned or that may hereafter be acquired by Employee shall be endorsed on the back thereof either as follows or as otherwise required by law:

                          "BY AGREEMENT AMONG THE CORPORATION AND THE HOLDER OF
                 THE SHARES REPRESENTED BY THIS CERTIFICATE, RESTRICTIONS HAVE BEEN PLACED UPON THE TRANSFER OF THESE SHARES. A COPY OF THE AGREEMENT, WHICH CONTAINS A FULL STATEMENT OF THE RESTRICTIONS, IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF THE CORPORATION. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO ANY HOLDER UPON WRITTEN REQUEST."

                 Such certificates shall be endorsed on the front thereof as follows:

                 "SEE RESTRICTIONS ON TRANSFER HEREOF ON REVERSE SIDE."

         3.8 Successors and Assigns. This Agreement shall be binding upon the Company, Employee, the spouse of the Employee and their heirs, executors, administrators, successors and assigns.





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         3.9     Amendment.  This Agreement may be amended from time to time by an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment, such instrument being designated on its face as an "Amendment" to this Agreement.

         3.10 Termination. This Agreement may also be terminated by an instrument in writing signed by all those who are parties to this Agreement at the time of the signing of such instrument.

         3.11 Spousal Consent. The spouse of Employee is fully aware of, understands, and fully consents and agrees to the provisions of this Agreement and its binding effect upon any community property interests she may now or hereafter own, and agree that the termination of the marital relationship with Employee for any reason shall not have the effect of removing any Stock of the Company otherwise subject to this Agreement from the coverage hereof and that her awareness, understanding, consent and agreement are evidenced by her signing this Agreement

         3.12 Dispositions in Breach of Agreement. Any attempted Disposition in breach of this Agreement shall be void and of no effect, and shall trigger the options established herein, is appropriate, constitute an Offer, and provided that the date of the notice shall be deemed to be the date as of which the Company has actual knowledge of such attempted Disposition. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of any section of this Agreement will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

         3.13 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement shall be finally settled by arbitration in Houston, Texas, U.S.A. in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of this Agreement and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.





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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


Date:       8 Apr 1997                 /s/ Nadeem Ghias
         ----------------------        ---------------------------------------
                                       Nadeem Ghias



                                       /s/ Uzma Ghias
                                       ---------------------------------------
                                       Spouse
                                       Printed Name: Uzma Ghias
                                                    --------------------------

                                       Address:     13450 Katy Knoll Ct.
                                                    --------------------------
                                                    Houston, TX  77082
                                                    --------------------------

                                                    --------------------------

                                                    --------------------------


                                       BINDVIEW DEVELOPMENT CORPORATION


                                        /s/ Eric Pulaski
                                       ---------------------------------------
                                       Eric Pulaski, President


                                       BINDVIEW DEVELOPMENT CORPORATION
                                       3355 West Alabama, Suite 1200
                                       Houston, TX 77098

[Notarize signature of Spouse]


THE STATE OF TEXAS                  )
                                    )
COUNTY OF HARRIS                    )


         BEFORE ME, the undersigned authority, on this day personally appeared Nadeem Ghias/Uzma Ghias, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he or she executed the same for the purposes and consideration therein expressed.

         GIVEN under my hand and seal of office this 26 day of March, 1997.


                                      /s/ Gwen Eaglin
                                    -------------------------------------------
                                    Notary Public in and for the State of Texas






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